Exhibit (e)(2)

Master Placement Agency Agreement

THIS MASTER PLACEMENT AGENCY AGREEMENT (“Agreement”) is by and between Funds Distributor, LLC (the “Placement Agent”) and GMO Trust (the “Trust”).

WHEREAS, a majority of the interests of Foreside Financial Group, LLC, the indirect parent of the Placement Agent are being sold to LM Foreside Holdings LLC (the “Transaction”).

Effective as of the closing of the Transaction, the Placement Agent and the Trust, on behalf of each series thereof listed on Schedule A to the Master Placement Agency Agreement between the parties effective as of September 8, 2014, as amended (the “Existing Agreement”), as such schedule may be amended from time to time, separately and not jointly (each a “Fund” and collectively, the “Funds”), hereby enter into this Agreement on terms identical to those of the Existing Agreement except as noted below, and this Agreement hereby incorporates all terms of the Existing Agreement except as noted below. Capitalized terms used herein without definition have the meanings given them in the Existing Agreement.

The existing Section 9 to the Existing Agreement shall be deleted in its entirety and replaced with the following:

9.          Term. This Agreement shall become effective with respect to the Fund as of the closing of the transaction in which a majority of the interests of Foreside Financial Group, LLC, the indirect parent of the Placement Agent, are being sold to LM Foreside Holdings LLC and will continue for an initial one-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Trust’s Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event its continuance also is approved by a majority of the Board of Trustees who are not “interested persons” of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to a Fund, without penalty, on not less than sixty days’ notice to the Placement Agent, by the Trust’s Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. This Agreement may be terminated by the Placement Agent on ninety days’ written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its “assignment.” (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings as such terms have in the 1940 Act). The Placement Agent agrees to notify the Fund immediately upon the event of its expulsion, suspension or censure by FINRA. This Agreement will automatically and immediately terminate in the event of the Placement Agent’s expulsion or suspension by FINRA.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the closing date of the Transaction.

FUNDS DISTRIBUTOR, LLC		GMO TRUST, on behalf of each of its series listed on Schedule A

By:	/s/ Richard J. Berthy	By:	/s/ Douglas Y. Charton
	Richard J. Berthy, President	Name: Douglas Y. Charton
	Date:	Title: Vice President
Date: March 9, 2017

MASTER PLACEMENT AGENCY AGREEMENT

THIS PLACEMENT AGENCY AGREEMENT (the “Agreement”), dated as of September 8, 2014, is made between Funds Distributor, LLC (the “Placement Agent”), a Massachusetts limited liability company having a place of business at 10 High Street, Boston, Massachusetts 02110, and each investment portfolio of GMO Trust (the “Trust”) listed on Schedule A hereto, as such schedule may be amended from time to time in accordance with Section 14 below, separately and not jointly (each, a “Fund”). This Agreement shall be considered a separate agreement between the Placement Agent and each Fund, and no Fund shall be liable for the obligations of, nor entitled to the benefits of, any other Fund under this Agreement.

WHEREAS, the shares of beneficial interest of each of the Funds correspond to a distinct portfolio of securities and many of the Funds are also divided into multiple classes of shares, all as set forth on Schedule A. For purposes of this Agreement, the term “Shares” shall mean the authorized shares of the relevant Fund and classes of shares of the Fund, if any, and otherwise shall mean the Fund’s authorized shares;

WHEREAS, the Shares will be sold by the Trust on a private placement basis (the “Placement”) pursuant to an exemption from registration provided by Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) principally to other funds of the Trust (“GMO Funds”), U.S. investors and other persons who are “accredited investors” as defined in Rule 501(a) of Regulation D, as more fully described in the subject Fund’s Private Placement Memorandum, as amended or supplemented from time to time (the “Memorandum”);

WHEREAS, on or prior to the date of this Agreement, each Fund has delivered to the Placement Agent, as placement agent for such Fund, copies of each Fund’s Memorandum, Subscription Agreement, and other relevant written information approved and furnished by such Fund for use by prospective purchasers in connection with the Placement of the Shares (collectively, the “Offering Documents”);

WHEREAS, the Placement Agent is registered as a broker-dealer with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (the “1934 Act”) and is a member of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Board of Trustees wishes to engage the Placement Agent to act as placement agent for each of the Funds and the Placement Agent is willing to render such service on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.            Appointment as Placement Agent; Accepting Subscriptions as Placement Agent; Acting as Principal or Broker.

(a)          Subject to the terms and conditions stated herein, each Fund hereby appoints the Placement Agent as non-exclusive placement agent of its Shares to accept subscriptions for Shares pursuant to procedures agreed upon from time to time by the Placement Agent and such

Fund; provided, however, that each Fund also may directly or indirectly solicit or accept offers to purchase its own Shares or engage one or more other third party placement agents or brokers on such terms as it deems desirable. The Placement Agent may appoint one or more third-party placement agents (“Sub-Agents”) only upon the prior written consent of the subject Fund. Any Sub-Agent shall provide to the Placement Agent in a separate Sub-Agency Agreement in a form acceptable to the subject Fund the representations and warranties contained in Section 5 hereof (modified as appropriate depending on whether such Sub-Agent is a broker-dealer or a bank). The Placement Agent agrees (and will ensure that each Sub-Agent agrees) that the Shares shall be offered and sold only in accordance with the terms and conditions set forth in this Agreement (or Sub-Agency Agreement) and the applicable Offering Documents.

(b)          On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, the Placement Agent agrees to use its reasonable efforts to accept appropriate subscriptions for Shares upon the terms and conditions set forth in this Agreement and the relevant Offering Documents, but the Placement Agent shall have no liability to any Fund in the event that, despite its efforts, any such purchase is not consummated for any reason. The Placement Agent shall devote such amount of time and personnel as it, in its sole discretion, deems appropriate and shall not, in any event, be required to devote any stated amount of time or personnel, or raise any minimum amount of assets, in connection with its services hereunder. The Placement Agent shall in no circumstances have any obligation to purchase any of the Shares as principal.

(c)          Subject to applicable law, this Agreement in no way limits or restricts the Placement Agent’s ability to act as a principal, broker, dealer, counter-party or service provider for any Fund and to receive compensation from such Fund in such capacities in any transaction with such Fund or on such Fund’s behalf in addition to the transactions contemplated by this Agreement.

2.            Offering Documents. Each Fund promptly will inform the Placement Agent of any amendments of, or supplements to, any of its Offering Documents. Each Fund will supply the Placement Agent with as many copies of its Offering Documents and amendments or supplements as the Placement Agent may from time to time request.

3.            Compensation; Expenses.

(a)          Except as provided in this paragraph, the Placement Agent shall not be paid a fee by the Trust or the Fund for the services rendered by it hereunder. The Placement Agent may receive compensation from the Trust or Grantham, Mayo, Van Otterloo & Co. LLC (the “Adviser”), related to its services hereunder or for additional services as may be agreed to between the Trust, Adviser and the Placement Agent.

(b)          No Fund shall be responsible for the payment of salaries or other compensation of employees or agents of the Placement Agent involved in the discharge of the Placement Agent’s duties hereunder. Each Fund will pay all costs and expenses relating to (i) the preparation and photocopying or printing of its Memoranda and all amendments and supplements thereto and related Offering Documents; (ii) the exemption from registration or qualification of its Shares for offer and sale under Regulation D and under all relevant state “blue sky” laws; (iii) the furnishing to the Placement Agent of copies of its Memoranda and all amendments or supplements thereto and of related Offering Materials, in such quantities as may be required hereunder, including costs of shipping and mailing; and (iv) any other organization and offering expenses of the subject Funds which are stated in the relevant Memoranda to be the responsibility of such Funds.

4.            Representations, Warranties and Covenants of the Trust and/or the Funds. Each Fund represents and warrants to, and agrees with, the Placement Agent as follows:

(a)          All necessary organizational and legal action has been taken by such Fund to authorize the execution and delivery of this Agreement by such Fund.

(b)          This Agreement has been duly and validly authorized, executed and delivered by such Fund.

(c)          The Trust’s registration statement in respect of such Fund has been, and any amendment thereto will be, as the case may be, prepared in conformity with the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules and regulations thereunder, and all material statements of fact contained or to be contained in the registration statement in respect of the Fund are or will be true and correct in all material respects at the time indicated or on the effective date, as the case may be; and the registration statement, when it shall become effective or be authorized for use in respect of the Fund, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in respect of the Fund not misleading to a purchaser of Shares. As used in this Agreement the terms “registration statement” shall mean any registration statement of a Fund, including the statement of additional information incorporated by reference therein, filed with the SEC and any amendments and supplements thereto which at any time shall have been filed with said Commission.

(d)          Its Shares have not been and will not be registered under the Securities Act or the securities laws of any State of the United States or any other jurisdiction. The offer and sale of its Shares in the manner contemplated by this Agreement and the applicable Offering Documents is intended to be exempt from the registration requirements of the Securities Act by reason of Regulation D under the Securities Act, and is also intended to be exempt under the relevant state securities laws. The Placement Agent shall have no responsibility for ensuring that any notices or filings necessary to perfect such state exemptions have been made. The Fund represents that neither such Fund, nor any affiliate (if applicable), nor any person acting on behalf of any of the foregoing persons has made or will make, directly or indirectly, any offer or sale of such Fund’s Shares, and none of them have solicited or will solicit an offer to buy such Fund’s Shares, in each case under circumstances that would require registration of the Shares under the Securities Act or any relevant state securities laws. Neither the subject Fund, nor any affiliate (if applicable), nor any person acting on behalf of any of the foregoing persons has engaged or will engage in any action that would be an offer subject to registration under the Securities Act or the securities laws of any state of the United States in connection with any offer or sale of such Fund’s Shares in the United States.

(e)          Such Fund shall deliver the relevant Memorandum to all prospective purchasers of its Shares, and shall extend to all prospective purchasers of its Shares the opportunity, prior to any purchase, to ask questions of, and receive answers from, such Fund concerning its Shares and the terms and conditions of the offering thereof and to obtain any information that such prospective purchasers may consider necessary in making an informed investment decision or to verify the accuracy of the information set forth in the applicable Offering Documents, to the extent the subject Fund possesses the same or can acquire it without unreasonable effort or expense.

(f)          The subject Fund recognizes and confirms that, except for any material supplied by the Placement Agent for inclusion in a Fund’s Offering Documents, the Placement Agent does not assume responsibility for the accuracy and completeness of the Offering Documents and the Placement Agent does not undertake to verify independently the contents of the Offering Documents.

(g)          Such Fund shall, at its expense, amend or supplement its Offering Documents if, at any time, an amendment or supplement is necessary to comply with applicable law, or to achieve or continue the relevant regulatory exemptions, or is necessary to correct any materially untrue statement in any such Memorandum or to eliminate any material omission therein or any omission therein which makes any of the statements therein materially misleading. Such Fund shall notify the Placement Agent promptly (i) upon discovery of any untrue or misleading statements or omissions in any such Memorandum and (ii) of the occurrence of any event or change in circumstances which would result in there being any untrue or misleading statement or omission in any Fund’s Memorandum. The Placement Agent shall be under no duty to comply with or take any action as a result of any amendment to any Memorandum, any Subscription Agreement, or any related Offering Documents that impose materially different or additional duties upon it unless the Placement Agent expressly consents thereto.

It is understood that in making the representations and warranties in Section 4 hereof, each Fund is relying in part on the representations and warranties of the Placement Agent with respect to such Fund in Section 5 hereof and the corresponding representations and warranties of any Sub-Agents to be contained in separate agreements as contemplated hereby.

5.            Representations, Warranties and Covenants of the Placement Agent. The Placement Agent represents and warrants to, and agrees with, each Fund as follows:

(a)          The Placement Agent agrees that it will offer the subject Fund’s Shares only in accordance with the terms and conditions set forth in this Agreement and the relevant Offering Documents.

(b)          Nothing contained herein shall be construed to require the Placement Agent to perform any service that could cause the Placement Agent to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended.

(c)          The Placement Agent will accept subscriptions for a Fund’s Shares only from persons that the subject Fund reasonably believes, in accordance with applicable SEC guidelines, to be “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act, and will offer and sell the Shares only in compliance with all applicable state securities or Blue Sky laws. The subject Fund, not the Placement Agent, shall have sole responsibility for such determinations, shall make such determinations in consultation with experienced legal counsel, as may be needed, and is not relying on the Placement Agent in any way in making such determinations.

(d)          Neither the subject Fund nor the Placement Agent shall act in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(e)          The Placement Agent will accept subscriptions for Shares only in the United States from U.S. Persons, and will not offer any Fund’s Shares outside the United States or to non-U.S. Persons without the relevant Fund’s express prior approval.

(f)          The Placement Agent shall not accept or submit to a Fund’s Administrator any Subscription Agreement or other request to purchase such Fund’s Shares in an amount less than that specified in the relevant then-current Memorandum, or otherwise not in accordance with the procedures outlined in such Memorandum. The Placement Agent agrees that the Fund reserves the right in its sole and absolute discretion to reject any purchase order for such Fund’s Shares for any reason, and that in the event a purchase order is rejected, the Fund or its Administrator will return any funds accompanying the purchase order to the purchaser named in the applicable Subscription Agreement, or to the Placement Agent for prompt further delivery to such purchaser, and the Placement Agent shall have no liability to the purchaser based on such rejection.

(g)          The Placement Agent acknowledges that the applicable Offering Documents and related information concerning investments in a Fund, as well as information concerning prospective purchasers of the relevant Fund’s Shares or existing investors of such Fund, is confidential and shall not be disclosed to third parties other than contractual service providers to the subject Fund, except as may be required by law or when the Placement Agent is advised by counsel that it may incur liability for failure to make such a disclosure. The Placement Agent shall provide the subject Fund with reasonable advance notice of any such disclosure pursuant to the previous sentence, to the extent reasonably practicable.

(h)          The Placement Agent acknowledges that it is not authorized to, and agrees that it will not, give any information or make any representations regarding a Fund other than as are contained in such Fund’s Memorandum. The Placement Agent will distribute to prospective purchasers of the Fund’s Shares only the Offering Documents furnished or pre-approved by such Fund.

(i)           The Placement Agent will facilitate and deliver reports to the Trustees as may be reasonably requested by the Trustees, substantially in the form requested by the Trust. If requested by the Trust, one or more representatives of the Placement Agent will attend meetings of the Trustees.

(j)           With respect to the subject matter of this Agreement, the Placement Agent may rely on advice or instruction that it receives and that it reasonably believes in good faith was transmitted by the Trust or an authorized representative of the Trust.

(k)           The Placement Agent acknowledges that the Fund reserves the right to refuse at any time or times to sell its Shares or the Shares of any class hereunder for any reason deemed adequate by the Board of Trustees of the Trust. The Fund shall promptly notify the Placement Agent of such a determination by the Board of Trustees.

(l)           The Placement Agent agrees that it, and that each Sub-Agency Agreement with a Sub-Agent shall contain provisions requiring that the Sub-Agent,: (1) will keep written records (and, with respect to Sub-Agents, make them available to the Placement Agent) of the Fund’s Offering Documents distributed to all persons; (2) has established or will establish reasonable written procedures regarding the control and distribution of the Fund’s Offering Documents; (3) will prohibit the creation or use by itself and any Sub-Agent of offering materials for distribution to or use by prospective purchasers of the Fund’s Shares, other than the Offering Documents furnished or pre-approved by such Fund; and (4) in the case of the Sub-Agent, has established or will establish reasonable written procedures to ensure that the placement of the Shares by such Sub-Agent is made only in accordance with clauses (a) through (n) of this Section 5, as if the Sub-Agent were the Placement Agent.

(m)         The Placement Agent shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitations, the 1940 Act, the 1934 Act, the Rules of FINRA, the Trust’s Amended and Restated Agreement and Declaration of Trust, as amended from time to time, and the Trust’s Amended and Restated By-Laws, as amended from time to time. In the event there is a change in applicable federal and state securities law related to or affecting the services contemplated in this Agreement, the Placement Agent shall perform the services hereunder in accordance with such change, commencing on or prior to the date such change is effective or enforceable. If the services performed hereunder following such change are materially different or more burdensome than the current level of services, the parties shall agree to mutually acceptable policies and procedures for such services. The Placement Agent represents and warrants that it is a broker-dealer registered with the SEC, that it is registered with the relevant securities regulatory agencies in all fifty states, the District of Columbia and Puerto Rico, and that it will offer the Shares only in the jurisdictions in which the Placement Agent is registered as a broker dealer or is not required to be registered as a broker dealer. The Placement Agent also represents and warrants that it is a member of FINRA and is not relying on the Fund in any way to regard to such determination.

(n)          If required by the SEC, FINRA and/or state securities administrators, the Placement Agent shall timely file Fund marketing and sales related materials (including Fund retail communications, as such term is defined for purposes of FINRA Rule 2210) with the appropriate regulatory agencies and, if required by applicable law or regulation, shall obtain approvals from such regulatory agencies for their use.

(o)          All necessary corporate and legal action has been taken by the Placement Agent to authorize the execution and delivery of this Agreement by the Placement Agent.

(p)          This Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and is a valid and binding agreement of the Placement Agent enforceable in accordance with its terms.

6.            Conditions of Placement Agent’s Obligations. The obligation of the Placement Agent, as placement agent of a particular Fund, under this Agreement at any time to accept subscriptions to purchase Shares is subject to the accuracy, on the date hereof and on the date of each such acceptance of a subscription to purchase Shares, of the representations and warranties of the subject Fund herein, and to the performance, on or prior to each such date, by such Fund of its obligations hereunder.

7.            Placement Agent Standard of Care. The Placement Agent shall use reasonable professional diligence with respect to all services required to be performed by it under this Agreement, but shall not be liable to any Fund for any action taken or omitted by it in the absence of bad faith, willful misfeasance, gross negligence or reckless disregard by it of its obligations and duties. The duties of the Placement Agent shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against it hereunder. For purposes of this Section 7, actions taken by third parties contracted or otherwise commissioned by the Placement Agent (other than at the express request of the subject Fund) to assist in the Placement of a particular Fund’s Shares shall be deemed to be action of the Placement Agent vis-à-vis such Fund.

8.            Indemnification.

(a)          Each Fund will indemnify and hold harmless the Placement Agent and its respective directors, officers, employees, agents, Sub-Agents, and controlling persons, from and against any losses, claims, damages or liabilities, or actions which the Placement Agent may incur under the 1940 Act, common law or otherwise, relating to, arising out of, based upon or in connection with (i) any breach by such Fund of its representations and warranties made hereunder or the failure of such Fund to comply with any of its agreements contained herein or (ii) any untrue statement of a material fact contained in such Fund’s Offering Documents or arising out of or based on any matter relating to any omission to state a material fact required to be stated in such Fund’s Offering Documents or necessary to make the statements in any such Offering Documents not misleading; provided, however, that the indemnification contained in this clause (ii) shall not extend to untrue statements or omissions of material facts contained in material supplied in writing by the Placement Agent for inclusion in such Offering Documents.

(b)          The Placement Agent will indemnify any Fund and its respective directors, officers, employees, agents, and controlling persons from and against any losses, claims, damages or liabilities, or actions which such Fund and/or its respective directors, officers, employees, agents, and controlling persons may incur under the 1940 Act, common law or otherwise, relating to, arising out of, based upon or in connection with (i) any breach by the Placement Agent of its representations and warranties made hereunder with respect to such Fund or the failure of the Placement Agent to comply with any of its agreements contained herein with respect to such Fund or (ii) any untrue statement of a material fact contained in material supplied in writing by the Placement Agent for inclusion in such Fund’s Offering Documents.

(c)          The relevant indemnifying party will reimburse any indemnified party for all expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred by such indemnified party, as such expenses are incurred, in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation to which the indemnified party is a party. The relevant indemnifying party’s obligations under this Section 8 shall be in addition to any liability which it may otherwise have, shall extend upon the same terms and conditions to the Placement Agent or the relevant Fund, as the case may be and its directors, officers, employees, agents, Sub-Agents, and controlling persons and shall be binding upon and inure to the benefit of any successors and (if applicable) personal representatives of each indemnified party.

9.            Term. This Agreement shall become effective with respect to the Fund as of the date hereof and will continue until the second anniversary of its execution and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Trust’s Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event its continuance also is approved by a majority of the Board of Trustees who are not “interested persons” of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to a Fund, without penalty, on not less than sixty days’ notice to the Placement Agent, by the Trust’s Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. This Agreement may be terminated by the Placement Agent on ninety days’ written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its “assignment.” (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings as such terms have in the 1940 Act). The Placement Agent agrees to notify the Fund immediately upon the event of its expulsion, suspension or censure by FINRA. This Agreement will automatically and immediately terminate in the event of the Placement Agent’s expulsion or suspension by FINRA.

10.          Anti-Money Laundering Compliance.

(a)          The Placement Agent hereby represents and warrants that it has implemented and enforces an anti-money laundering program (“AMLP”) that complies with laws, regulations and regulatory guidance applicable to the Placement Agent, and includes, at a minimum: (A) written policies, procedures, and controls to detect and prevent money laundering, as appropriate to the nature of the Placement Agent’s business; (B) a designated compliance officer with sufficient authority to oversee the AML Program; (C) an ongoing training program for relevant employees and associated persons of the Placement Agent; and (D) scheduled independent testing of the Placement Agent’s AML Program.

(b)          The Placement Agent agrees to furnish to the Trust the following documents: (A) copy of the Placement Agent’s AMLP as in effect on the date hereof, and any material amendment thereto promptly after the adoption of any such amendment; (B) a copy of any deficiency letter sent by federal examination authorities concerning the Placement Agent’s AMLP; and (C) periodically, upon request from the Trust, a report on the Placement Agent’s AMLP that includes a certification to the Trust concerning the Placement Agent’s implementation of, and ongoing compliance with, its AMLP and a copy of any audit report prepared with respect to the Placement Agent’s AMLP.

(c)          The Placement Agent agrees to provide periodic reports concerning its compliance with the Placement Agent’s AMLP and/or the Trust’s AML Program at such times as may be reasonably requested by the Trust’s Board of Directors or AML Compliance Officer.

11.          Survival of Certain Representations and Obligations. The respective indemnities, representations, warranties and covenants set forth in this Agreement shall remain in full force and effect, regardless of any investigation, or any statement as to the results thereof, made by or on behalf of any party hereto or any of their respective representatives, officers or directors or controlling persons, and shall survive delivery of and payment for the Shares and termination of this Agreement.

12.          Notices.

Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if in writing and personally delivered or sent by, facsimile or registered, certified or overnight mail, postage prepaid, addressed by the party giving such notice to the other party at the address furnished below unless and until changed by the Placement Agent or Fund, as the case may be. Notice shall be given to each party at the following addresses:

If to the Placement Agent:

Funds Distributor, LLC

10 High Street, 3rd Floor

Boston, MA  02110

Attn:  Senior Counsel

Fax:  (857) 318-0345

If to the Trust:

GMO Trust

40 Rowes Wharf

Boston, MA  02110

Attn: J.B. Kittredge

Fax:  (617) 310-4517

13.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and the representatives, directors, officers and controlling persons referred to herein.

14.          Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought. This Agreement and the Schedules forming a part hereof may be amended at any time by a writing signed by each of the parties hereto. In the event that the Trustees indicate by vote that any additional funds of the Trust are to be made parties to this Agreement, whether such funds were in existence at the time of the effective date of this Agreement or subsequently formed, Schedule A hereto shall be amended to reflect the addition of such new funds. In the event that any of the Funds listed on Schedule A terminates its registration as a management investment company, or otherwise ceases operations, Schedule A shall be amended to reflect the deletion of such Fund and its various classes, provided, that the Trust shall remain obligated to make any payments for obligations incurred through the date of termination respecting such Fund and its classes, including any obligations that specifically survive the termination of this Agreement with respect to such Fund or class.

15.          Non-exclusivity. The Fund recognizes that, except to the extent otherwise agreed to by the parties hereto, the Placement Agent’s directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that Placement Agent or Placement Agent’s affiliates may enter into distribution or other agreements with other corporations and trusts. The Placement Agent will be an independent contractor, and neither Placement Agent nor any of its officers or employees, as such, is or shall be an employee of the Fund. The Placement Agent is responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Placement Agent assumes full responsibility for its agents and employees under applicable law and agrees to pay all employer taxes thereunder. The Placement Agent will maintain at its own expense insurance against public liability in such an amount as required by the conduct rules or other rules or requirements of FINRA or other applicable law, rule, or regulation.

16.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, excluding the conflict of laws provisions of Massachusetts law.

17.          Liability. This Agreement is executed by the Board of Trustees of the Trust, not individually, but in their capacity as Trustees under the Agreement and Declaration of Trust made June 24, 1985, as amended. None of the shareholders, Trustees, officers, employees, or agents of the Trust shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Trust and, if the obligation or claim relates to the property held by the Trust for the benefit of one or more but fewer than all Funds, then only to the property held for the benefit of the affected Fund.

18.          Execution; Counterparts. This Agreement shall be deemed to be executed in The Commonwealth of Massachusetts, and may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. All Schedules to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement.

19.          Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

20.          Force Majeure. Notwithstanding anything in this Agreement to the contrary, except as specifically set forth below: (A) neither party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; or elements of nature; (B) neither party shall be liable for any consequential, special or indirect losses or damages suffered by the other party, whether or not the likelihood of such losses or damages was known by the party; (C) no affiliate, director, officer, employee, manager, shareholder, partner, agent, counsel or consultant of either party shall be liable at law or in equity for the obligations of such party under this Agreement or for any damages suffered by the other party related to this Agreement; and (D) each party shall have a duty to mitigate damages for which the other party may become responsible; the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund, and no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise; and in asserting any rights or claims under this Agreement, the Placement Agent shall look only to the assets and property of the Fund to which the Placement Agent’s rights or claims relate in settlement of such rights or claims.

21.         Privacy. Nonpublic personal financial information relating to consumers or customers of a Fund provided by, or at the direction of, such Fund to the Placement Agent, or collected or retained by the Placement Agent to perform its duties as Placement Agent, shall be considered confidential information. The Placement Agent shall not disclose or otherwise use nonpublic personal financial information relating to present or former investors in a Fund other than for the purposes for which that information was disclosed to the Placement Agent, which may include use pursuant to an exception under Rules 14 or 15 of SEC Regulation S-P in the ordinary course of business to carry out those purposes. The Placement Agent shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers of a Fund. The Placement Agent shall not, without the prior consent of a Fund, publish, disclose or make accessible to any person, firm or corporation, or himself use (other than in performance of his obligations hereunder), any “Confidential Information” (as hereinafter defined), relating to a Fund which the Placement Agent may now possess or may obtain or create prior to the termination of this Agreement. “Confidential Information” shall include all information, whether oral or written, respecting a Fund’s business, including, but not limited to, existing, proposed or prospective customers, investment strategies, investment research, marketing techniques or strategies, pricing policies, cost information, commercial relationships, financial results, intellectual property and research and development. “Confidential Information” shall not include information which is public knowledge or which shall become public knowledge through no direct or indirect involvement on the part of the Placement Agent. The Placement Agent agrees not to engage in any securities transactions based on Confidential Information received by, or previously known to, the Placement Agent. In addition, the Placement Agent represents and warrants for the duration of the term of this Agreement that it shall protect and maintain the confidentiality, security and integrity of personal information in the manner provided for under, and otherwise comply with: (i) applicable laws, regulations and rules related to the handling of such information, including without limitation Massachusetts regulation 201 CMR 17.00 and applicable foreign privacy and data protection laws; and (ii) reasonable policies, procedures and other requires provided to the Placement Agent by a Fund in writing from time to time.

IN WITNESS WHEREOF, the parties have executed this Agreement by a duly authorized representative of the parties hereto.

GMO TRUST, on behalf of each of its
series listed on Schedule A

By:	/s/ Jason B. Harrison
Jason B. Harrison
Vice President

FUNDS DISTRIBUTOR, LLC

By:	/s/ Mark Fairbanks
Mark Fairbanks
President